UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2004

GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

916-355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On November 23, 2004, a shareholder filed a lawsuit in Superior Court for the State of California against us, our directors and one of our executive officers alleging that by not agreeing to negotiate with Steel Partners II, L.P., a shareholder that had proposed to enter into discussions to purchase all of our outstanding common stock for $17 per share, and by proceeding with our recent common stock and debenture offerings the members of our board of directors and the executive officer had violated their fiduciary duties to our shareholders. The complaint, which is seeking class action status on behalf of all GenCorp stockholders, seeks unspecified compensatory damages for the alleged breach of fiduciary duty, as well as an order requiring us to take steps to protect the interests of our minority stockholders, costs and attorneys’ fees.

     We believe that this claim is without merit and intend to defend this action vigorously. We cannot be sure at this time what the course or outcome of this case may be.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCORP INC.
	By:	/s/ Mark A. Whitney
	Name:	Mark A. Whitney
Dated: December 1, 2004	Title:	Vice President, Law, Deputy General Counsel and Assistant Secretary